     As filed with the Securities and Exchange Commission on July 3, 2001

                                                   Registration No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ________________________

                               ANSWERTHINK, INC.
            (Exact name of registrant as specified in its charter)

                                    Florida
                        (State or other jurisdiction of
                        incorporation or organization)

                                  65-0750100
                     (I.R.S. Employer Identification No.)

                            1001 Brickell Bay Drive
                                  Suite 3000
                             Miami, Florida 33131
                                (305) 375-8005
              (Address, including zip code, and telephone number,
                including area code, of registrant's principal
                              executive offices)
                           ________________________

            Answerthink, Inc. 1998 Stock Option and Incentive Plan
                Answerthink, Inc. Employee Stock Purchase Plan
                           (Full title of the Plan)
                           ________________________

                           Frank A. Zomerfeld, Esq.
                        Corporate Counsel and Secretary
                            1001 Brickell Bay Drive
                                  Suite 3000
                             Miami, Florida 33131
                                (305) 375-8005

(Name, address and telephone number, including area code, of agent for service)

                                   Copy to:
                             James E. Showen, Esq.
                            Hogan & Hartson L.L.P.
                          555 Thirteenth Street, N.W.
                         Washington, D.C.  20004-1109
                                (202) 637-5600
                           ________________________


                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                        Amount      Proposed maximum    Proposed maximum      Amount of
               Title of securities                      to be        offering price    aggregate offering   registration
                 to be registered                   Registered (1)    per share (2)         price (2)          fee (2)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share                7,000,000    $     7.955       $   55,685,000      $   13,921.25
-------------------------------------------------------------------------------------------------------------------------

(1) 5,000,000 shares of Answerthink, Inc. common stock, par value $.001 per share (the "Common Stock"), are being registered pursuant to the Answerthink, Inc. 1998 Stock Option and Incentive Plan and 2,000,000 shares of Common Stock are being registered pursuant to the Answerthink, Inc. Employee Stock Purchase Plan.

(2) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of registration fee, based on the average of the high and low prices per share of the Common Stock on June 27, 2001, as reported on The Nasdaq National Market.

This Registration Statement incorporates by reference the information contained in earlier registration statements on Form S-8 filed by Answerthink, Inc. with the Securities and Exchange Commission on December 30, 1998 (Registration No. 333-69951) and June 16, 2000 (Registration No. 333-39460).
===============================================================================

                               EXPLANATORY NOTE

          As permitted by General Instruction E of the Form S-8, this Registration Statement is being filed to register additional securities of the same class as were registered on the Forms S-8 filed by Answerthink, Inc. (the "Company") with the Securities and Exchange Commission on December 30, 1998 (Registration No. 333-69951) and June 16, 2000 (Registration No. 333-39460), the contents of which are incorporated by reference herein.

          On February 16, 2001, the Company's Board of Directors approved and adopted resolutions

          (i) amending Section 4 of the Answerthink, Inc. 1998 Stock Option and Incentive Plan (the "Stock Option Plan") to increase the number of shares of common stock, par value $.001 per share, of the Company (the "Common Stock") available for issuance thereunder by 5,000,000 shares;

          (ii) reinstating the Answerthink, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan");

          (iii) amending Section 1 of the Stock Purchase Plan to increase the number of shares of Common Stock available for issuance thereunder by 2,000,000 shares; and

          (iv) amending Section 9 of the Stock Purchase Plan to limit to 400,000 the number of shares of Common Stock available for purchase by participating employees during any six-month "offering period" (as defined in the Stock Purchase Plan).

          On May 9, 2001, the shareholders of the Company approved the foregoing resolutions at the Company's annual meeting of shareholders. Accordingly, the total number of shares of Common Stock available for issuance under the Stock Option Plan, as amended, is 20,000,000, of which 5,000,000 shares are being registered hereunder, and the total number of shares of Common Stock available for issuance under the Stock Purchase Plan, as amended, is 2,750,000, of which 2,000,000 shares are being registered hereunder.

     Except for the foregoing amendments, the Stock Option Plan and the Stock Purchase Plan remain unchanged.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

     There are filed with the Registration Statement the following exhibits:

          Exhibit
          Number                          Description
          ------                          -----------

          4.1 Answerthink, Inc. 1998 Stock Option and Incentive Plan, as amended.

          4.2      Answerthink, Inc. Employee Stock Purchase Plan, as amended.

          5.1 Opinion of Frank A. Zomerfeld, Esq. regarding the legality of the shares being registered.

          23.1     Consent of Frank A. Zomerfeld, Esq. (included in Exhibit
                   5.1).

          23.2 Consent of Independent Certified Public Accountants (PricewaterhouseCoopers LLP).

          23.3     Consent of Independent Auditors (Ernst & Young, LLP).

          23.4     Consent of Independent Public Accountants (Arthur Andersen,
                   LLP).

          24.1     Power of Attorney (included on signature page).

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, State of Florida, on this 3rd day of July, 2001.


                            ANSWERTHINK, INC.


                            By: /s/ Ted A. Fernandez
                               -------------------------------
                               Ted A. Fernandez
                               Chairman of the Board and Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ted A. Fernandez and John F. Brennan, and each of them, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



Signature                        Title                                Date
---------                        -----                                ----


/s/ Ted A. Fernandez   Chairman of the Board and                   July 3, 2001
--------------------
Ted A. Fernandez       Chief Executive Officer
                       (Principal Executive Officer)

/s/ Allan R. Frank     President                                   July 3, 2001
------------------
Allan R. Frank


/s/ John F. Brennan    Executive Vice President,                   July 3, 2001
-------------------
John F. Brennan        Chief Financial Officer
                       (Principal Accounting and Financial Officer)

/s/ David N. Dungan           Executive Vice President,            July 3, 2001
-------------------
David N. Dungan               Chief Operating Officer


/s/ Jeffrey E. Keisling       Director                             July 3, 2001
-----------------------
Jeffrey E. Keisling


/s/ Robert J. Bahash          Director                             July 3, 2001
--------------------
Robert J. Bahash


/s/ Alan T.G. Wix             Director                             July 3, 2001
-----------------
Alan T.G. Wix


/s/ Edwin A. Huston           Director                             July 3, 2001
-------------------
Edwin A. Huston

                                 EXHIBIT INDEX

Exhibit
Number                                     Description                                             Page
-------                                    -----------                                             ----
4.1         Answerthink, Inc. 1998 Stock Option and Incentive Plan, as amended.

4.2         Answerthink, Inc. Employee Stock Purchase Plan, as amended.

5.1         Opinion of Frank A. Zomerfeld, Esq.

23.1        Consent of Frank A. Zomerfeld, Esq. (included in Exhibit 5.1).

23.2        Consent of Independent Certified Public Accountants (PricewaterhouseCoopers LLP).

23.3        Consent of Independent Auditors (Ernst & Young, LLP).

23.4        Consent of Independent Public Accountants (Arthur Andersen, LLP).

24.1        Power of Attorney (included on signature page).